Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Third Quarter Fiscal
2010 Results of Operations
Highlights
•	Third quarter fiscal 2010 fee revenue was $146.8 million, compared to $136.2 million in the same quarter last year.

•	Q3 FY’10 diluted earnings per share was $0.11, compared to $0.08 in Q3 FY’09 excluding certain adjustments discussed below. Third quarter fiscal 2010 diluted earnings per share was $0.17 compared to diluted loss per share of $0.52 in Q3 FY’09.

•	Cash and marketable securities were $251 million at January 31, 2010.
Los Angeles, CA, March 9, 2010 — Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced third quarter fiscal 2010 diluted earnings per share of $0.11 (excluding a $2.8 million tax benefit) compared to diluted earnings per share of $0.08 in Q3 FY’09 (excluding restructuring charges of $16.8 million and an impairment charge on marketable securities of $15.3 million). On a GAAP basis, diluted earnings per share was $0.17 in Q3 FY’10, compared to diluted loss per share of $0.52 in Q3 FY’09.
“We are encouraged by our results during the quarter, which included our third consecutive sequential fee revenue increase and a year-over-year fee revenue increase of eight percent,” said Gary D. Burnison, Chief Executive Officer of Korn/Ferry International. “Although our growth rate continues to outpace the industry, the macroeconomic environment remains challenging. Korn/Ferry, however, is well positioned with $251 million in cash and marketable securities and a clear vision for the future. We have a focused and differentiated business model, a systematic approach to client service that has been institutionalized throughout our Firm and high caliber colleagues who are helping Korn/Ferry capture market share across the globe.”

Financial Results
(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$146.8	$136.2	$403.7	$531.2
Total revenue	$152.9	$144.5	$422.7	$561.7
Operating income (loss)	$6.4	$(11.3)	$(16.3)	$34.0
Operating margin	4.3%	(8.3)%	(4.1)%	6.4%
Net income (loss)	$7.9	$(22.4)	$(3.6)	$7.1
Basic earnings (loss) per share	$0.18	$(0.52)	$(0.08)	$0.16
Diluted earnings (loss) per share	$0.17	$(0.52)	$(0.08)	$0.16
Adjusted Results (a):

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating income	$6.0	$5.5	$4.2	$50.8
Operating margin	4.1%	4.1%	1.1%	9.6%
Net income	$4.8	$3.5	$6.8	$33.4
Basic earnings per share	$0.11	$0.08	$0.15	$0.77
Diluted earnings per share	$0.11	$0.08	$0.15	$0.75

(a)	Adjusted results are non-GAAP financial measures that exclude the following:

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Restructuring (reductions) charges	$(0.3)	$16.8	$20.6	$16.8
Certain tax adjustments (b)	$(2.8)	$—	$(2.8)	$—
Impairment charge on marketable securities	$—	$15.3	$—	$15.9

(b)	Includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.
Fee revenue was $146.8 million in Q3 FY’10 compared to $136.2 million in Q3 FY’09, an increase of 7.8% (or an increase of 2.0% or $2.7 million, on a constant currency basis), which reflects the improving revenue trends in all executive recruitment geographic locations in which we operate. During the same period, the weighted-average fee billed per engagement decreased by 2.0% (a decrease of 3.3% excluding the impact of exchange rates). Furthermore, the number of engagements opened increased 28.9% during the period. The Company experienced a 4.8% increase in fee revenue compared to Q2 FY’10.
Compensation and benefits were $102.7 million in Q3 FY’10, an increase of $8.7 million, or 9.3%, compared to $94.0 million in Q3 FY’09. This increase is attributable mainly to an increase in the variable component of compensation when compared to the prior year, which was lower than normal due to the challenging economic conditions. Changes in exchange rates impacted compensation and benefits in Q3 FY’10 unfavorably by $5.3 million from Q3 FY’09.
General and administrative expenses were $31.6 million in Q3 FY’10, an increase of $0.6 million, or 1.9% from $31.0 million in Q3 FY’09. This increase is attributable to a $1.5 million increase in unrealized foreign exchange loss, which was partially offset by a reduction in premises and office expenses. Changes in exchange rates impacted general and administrative expenses in Q3 FY’10 unfavorably by $1.7 million from Q3 FY’09.

Operating income was $6.4 million in Q3 FY’10 compared to operating loss of $11.3 million in Q3 FY’09, an increase of $17.7 million. Excluding restructuring charges of $16.8 million incurred in Q3 FY’09, operating income was $6.0 million, an increase of $0.5 million as compared to Q3 FY’09.
Balance Sheet and Liquidity
Cash and marketable securities were $251.2 million at January 31, 2010 compared to $330.3 million at April 30, 2009. Cash and marketable securities include $64.5 million and $60.8 million, held in trust for deferred compensation plans, at January 31, 2010 and April 30, 2009, respectively. Cash and marketable securities decreased by $79.1 million from Q4 FY’09, mainly due to the payment of annual bonuses in Q1 FY’10 and payments on previously disclosed acquisitions in this fiscal year.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$129.2	$116.6	$353.8	$451.4
Total revenue	$134.3	$123.3	$369.2	$474.0
Operating income	$18.5	$5.2	$15.1	$63.5
Operating margin	14.3%	4.5%	4.3%	14.1%
Ending number of consultants	483	497	483	497
Average number of consultants	490	516	486	521
New engagements (a)	1,683	1,217	4,580	4,806
Adjusted Results (b):

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating income	$18.5	$16.3	$38.5	$74.6
Operating margin	14.3%	14.0%	10.9%	16.5%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges (net of reductions) of $23.4 million during the nine months ended January 31, 2010 and none during the three months ended January 31, 2010 (see attached reconciliations). Comparative results exclude restructuring charges of $11.1 million during the three and nine months ended January 31, 2009.
Fee revenue was $129.2 million in Q3 FY’10, an increase of $12.6 million, or 10.8%, when compared to revenue of $116.6 million in Q3 FY’09. On a constant currency basis, fee revenue increased by $6.5 million or 5.6%, when compared to the same quarter a year ago. Fee revenue increased in all regions due to a 12.5% increase in the overall number of engagements billed and a decrease in the average fee per engagement billed of 1.5% when compared to Q3 FY’09 (a decrease of 6.3% excluding the impact of exchange rates).
Operating income was $18.5 million in Q3 FY’10 compared to operating income of $5.2 million in Q3 FY’09. Excluding restructuring charges of $11.1 million incurred in Q3 FY’09, operating income was $16.3 million compared to $18.5 million in Q3 FY’10.
The total number of consultants at January 31, 2010 was 483, a decrease of 14 from January 31, 2009.

Selected Futurestep Data
(dollars in millions)

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$17.6	$19.6	$49.9	$79.8
Total revenue	$18.6	$21.2	$53.5	$87.7
Operating income (loss)	$0.6	$(8.3)	$2.4	$(4.2)
Operating margin	3.2%	(42.5)%	4.7%	(5.3)%
Adjusted Results (a):

	Third Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating income (loss)	$0.2	$(2.5)	$(0.5)	$1.5
Operating margin	1.1%	(12.9)%	(1.0)%	1.9%

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring reductions of $0.3 million and $2.8 million during the three and nine months ended January 31, 2010, respectively (see attached reconciliations). Comparative results exclude restructuring charges of $5.8 million during the three and nine months ended January 31, 2009.
Fee revenue was $17.6 million in Q3 FY’10, a decrease of $2.0 million, or 10.2%, from $19.6 million in Q3 FY’09. On a constant currency basis, fee revenue declined by $3.8 million in Q3 FY’10, compared to the same quarter a year ago. Reductions in fee revenue were driven by an 8.1% decrease in the number of engagements billed and to a lesser extent by a 1.6% decrease in the average fee per engagement billed.
Q3 FY’10 operating income includes reductions in restructuring costs of $0.3 million, which relate to recoveries of premise costs; without such recoveries, operating income would have been $0.2 million. Operating income was $0.6 million in Q3 FY’10 compared to an operating loss of $8.3 million in Q3 FY’09.

Outlook
Assuming constant foreign exchange rates, Q4 FY’10 fee revenue is likely to be in the range of $145 million to $155 million and diluted earnings per share is likely to be in the range of $0.10 to $0.16.
Earnings Conference Call Webcast
The earnings conference call will be held today at 2:00 PM (EST) and hosted by Gary Burnison, Chief Executive Officer, Mike DiGregorio, Chief Financial Officer and Gregg Kvochak, Vice President of Finance. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions celebrating 40 years in business. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful integration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include:
•	adjusted operating income (loss) and operating margin, adjusted to exclude restructuring (reductions) charges,

•	adjusted net income (loss), basic and diluted earnings (loss) per share, adjusted to exclude restructuring (reductions) charges, certain tax adjustments and an impairment charge on marketable securities and;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2010	2009	2010	2009
	(unaudited)
Fee revenue	$146,742	$136,210	$403,690	$531,243
Reimbursed out-of-pocket engagement expenses	6,158	8,283	19,054	30,459

Total revenue	152,900	144,493	422,744	561,702

Compensation and benefits	102,654	93,978	295,115	365,849
General and administrative expenses	31,635	30,963	86,853	97,316
Out-of-pocket engagement expenses	9,837	11,041	28,090	39,071
Depreciation and amortization	2,755	2,924	8,444	8,637
Restructuring (reductions) charges	(364)	16,845	20,593	16,845

Total operating expenses	146,517	155,751	439,095	527,718

Operating income (loss)	6,383	(11,258)	(16,351)	33,984

Interest and other income (loss), net	893	(16,061)	5,364	(16,865)

Income (loss) before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	7,276	(27,319)	(10,987)	17,119
Income tax (benefit) provision	(244)	(4,549)	(6,730)	12,327
Equity in earnings of unconsolidated subsidiaries, net	390	414	639	2,316

Net income (loss)	$7,910	$(22,356)	$(3,618)	$7,108

Earnings (loss) per common share:
Basic	$0.18	$(0.52)	$(0.08)	$0.16

Diluted	$0.17	$(0.52)	$(0.08)	$0.16

Weighted-average common shares outstanding:
Basic	44,622	43,406	44,290	43,538

Diluted	45,811	43,406	44,290	44,352

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	January 31,				January 31,
	2010		2009		2010		2009
Fee Revenue:
Executive recruitment:
North America	$70,187		$66,978		$193,709		$252,649
EMEA	36,643		30,423		101,240		122,499
Asia Pacific	16,503		13,591		42,437		56,181
South America	5,829		5,650		16,396		20,063

Total executive recruitment	129,162		116,642		353,782		451,392
Futurestep	17,580		19,568		49,908		79,851

Total fee revenue	146,742		136,210		403,690		531,243
Reimbursed out-of-pocket engagement expenses	6,158		8,283		19,054		30,459

Total revenue	$152,900		$144,493		$422,744		$561,702

Adjusted Operating Income (Loss):
(Excluding Restructuring Charges)		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$13,353	19.0%	$13,324	19.9%	$28,810	14.9%	$48,158	19.1%
EMEA	2,935	8.0%	315	1.0%	5,909	5.8%	14,711	12.0%
Asia Pacific	1,203	7.3%	1,314	9.7%	2,239	5.3%	8,057	14.3%
South America	1,010	17.3%	1,329	23.5%	1,526	9.3%	3,623	18.0%

Total executive recruitment	18,501	14.3%	16,282	14.0%	38,484	10.9%	74,549	16.5%
Futurestep	191	1.1%	(2,530)	(12.9%)	(483)	(1.0%)	1,546	1.9%
Corporate	(12,673)		(8,165)		(33,759)		(25,266)

Total adjusted operating income	$6,019	4.1%	$5,587	4.1%	$4,242	1.1%	$50,829	9.6%

Restructuring (Reductions) Charges:
Executive recruitment:
North America	$—	0.0%	$2,557	3.8%	$(1,279)	(0.6%)	$2,557	1.1%
EMEA	—	0.0%	6,606	21.7%	24,798	24.5%	6,606	5.4%
Asia Pacific	—	0.0%	947	7.0%	87	0.2%	947	1.6%
South America	—	0.0%	956	16.9%	(173)	(1.1%)	956	4.7%

Total executive recruitment	—	0.0%	11,066	9.5%	23,433	6.6%	11,066	2.4%
Futurestep	(364)	(2.1%)	5,779	29.6%	(2,840)	(5.7%)	5,779	7.2%
Corporate	—		—		—		—

Total restructuring (reductions) charges	$(364)	(0.2%)	$16,845	12.4%	$20,593	5.2%	$16,845	3.2%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$13,353	19.0%	$10,767	16.1%	$30,089	15.5%	$45,601	18.0%
EMEA	2,935	8.0%	(6,291)	(20.7%)	(18,889)	(18.7%)	8,105	6.6%
Asia Pacific	1,203	7.3%	367	2.7%	2,152	5.1%	7,110	12.7%
South America	1,010	17.3%	373	6.6%	1,699	10.4%	2,667	13.3%

Total executive recruitment	18,501	14.3%	5,216	4.5%	15,051	4.3%	63,483	14.1%
Futurestep	555	3.2%	(8,309)	(42.5%)	2,357	4.7%	(4,233)	(5.3%)
Corporate	(12,673)		(8,165)		(33,759)		(25,266)

Total operating income (loss)	$6,383	4.3%	$(11,258)	(8.3%)	$(16,351)	(4.1%)	$33,984	6.4%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31,	April 30,
	2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$175,811	$255,000
Marketable securities	3,928	4,263
Receivables due from clients, net of allowance for doubtful accounts of $8,924 and $11,197, respectively	108,098	67,308
Income taxes and other receivables	6,466	9,001
Deferred income taxes	20,249	14,583
Prepaid expenses and other assets	26,851	21,442

Total current assets	341,403	371,597

Marketable securities, non-current	71,475	70,992
Property and equipment, net	25,618	27,970
Cash surrender value of company owned life insurance policies, net of loans	65,988	63,108
Deferred income taxes	50,355	45,141
Goodwill	171,001	133,331
Intangible assets, net	26,091	16,928
Investments and other assets	16,308	11,812

Total assets	$768,239	$740,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$10,519	$10,282
Income taxes payable	4,698	2,059
Compensation and benefits payable	102,055	116,705
Other accrued liabilities	44,014	44,301

Total current liabilities	161,286	173,347

Deferred compensation and other retirement plans	107,238	99,238
Other liabilities	18,554	9,195

Total liabilities	287,078	281,780

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 57,528 and 56,185 shares issued and 45,982 and 44,729 shares outstanding, respectively	381,232	368,430
Retained earnings	81,304	84,922
Accumulated other comprehensive income, net	19,156	6,285

Stockholders’ equity	481,692	459,637
Less: notes receivable from stockholders	(531)	(538)

Total stockholders’ equity	481,161	459,099

Total liabilities and stockholders’ equity	$768,239	$740,879

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
JANUARY 31, 2010
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	January 31, 2010			January 31, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$146,742		$146,742	$403,690		$403,690
Reimbursed out-of-pocket engagement expenses	6,158		6,158	19,054		19,054

Total revenue	152,900		152,900	422,744		422,744

Compensation and benefits	102,654		102,654	295,115		295,115
General and administrative expenses	31,635		31,635	86,853		86,853
Out-of-pocket engagement expenses	9,837		9,837	28,090		28,090
Depreciation and amortization	2,755		2,755	8,444		8,444
Restructuring (reductions) charges	(364)	364	—	20,593	(20,593)	—

Total operating expenses	146,517	364	146,881	439,095	(20,593)	418,502

Operating income (loss)	6,383	(364)	6,019	(16,351)	20,593	4,242

Interest and other income, net	893		893	5,364		5,364

Income (loss) before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	7,276	(364)	6,912	(10,987)	20,593	9,606
Income tax (benefit) provision (1) (2)	(244)	2,698	2,454	(6,730)	10,140	3,410
Equity in earnings of unconsolidated subsidiaries, net	390		390	639		639

Net income (loss)	$7,910	$(3,062)	$4,848	$(3,618)	$10,453	$6,835

Earnings (loss) per common share:
Basic	$0.18		$0.11	$(0.08)		$0.15

Diluted	$0.17		$0.11	$(0.08)		$0.15

Weighted-average common shares outstanding:
Basic	44,622		44,622	44,290		44,290

Diluted	45,811		45,811	44,290		45,209

Explanation of Non-GAAP Adjustments
For the three and nine months ended January 31, 2010:

(1)	Calculated using an annual effective tax rate of 35.5% on operating expenses adjustments.

(2)	Includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
JANUARY 31, 2009
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	January 31, 2009			January 31, 2009

	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$136,210		$136,210	$531,243		$531,243
Reimbursed out-of-pocket engagement expenses	8,283		8,283	30,459		30,459

Total revenue	144,493		144,493	561,702		561,702

Compensation and benefits	93,978		93,978	365,849		365,849
General and administrative expenses	30,963		30,963	97,316		97,316
Out-of-pocket engagement expenses	11,041		11,041	39,071		39,071
Depreciation and amortization	2,924		2,924	8,637		8,637
Restructuring charges	16,845	(16,845)	—	16,845	(16,845)	—

Total operating expenses	155,751	(16,845)	138,906	527,718	(16,845)	510,873

Operating (loss) income	(11,258)	16,845	5,587	33,984	16,845	50,829

Interest and other (loss) income, net (1)	(16,061)	15,348	(713)	(16,865)	15,893	(972)

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(27,319)	32,193	4,874	17,119	32,738	49,857
Income tax (benefit) provision (2)	(4,549)	6,381	1,832	12,327	6,401	18,728
Equity in earnings of unconsolidated subsidiaries, net	414		414	2,316		2,316

Net (loss) income	$(22,356)	$25,812	$3,456	$7,108	$26,337	$33,445

(Loss) earnings per common share:
Basic	$(0.52)		$0.08	$0.16		$0.77

Diluted	$(0.52)		$0.08	$0.16		$0.75

Weighted-average common shares outstanding:
Basic	43,406		43,406	43,538		43,538

Diluted	43,406		43,917	44,352		44,352

Explanation of Non-GAAP Adjustments
For the three and nine months ended January 31, 2009:

(1)	Asset impairment on marketable securities.

(2)	Calculated using an annual effective tax rate of 38% relating to operating expense adjustments.